Exhibit 99.1

Disclosed Information with Respect to Genworth Australia and Other Matters

THE FOLLOWING INFORMATION IS NOT INTENDED FOR CIRCULATION OR DISTRIBUTION

INTO AUSTRALIA AND DOES NOT CONSTITUTE A PROSPECTUS OR AN OFFER TO SELL,

OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN AUSTRALIA,

THE UNITED STATES OR ANY OTHER JURISDICTION

Unless otherwise indicated:

•	all dollar amounts below are in Australian dollars;

•	capitalized terms below not otherwise defined have the meaning ascribed to them in the Current Report on Form 8-K to which this Exhibit is attached; and

•	pro forma historical and forecast financial information has been prepared in accordance with the recognition and measurement principles of the Australian Accounting Standards (“AAS”), which are consistent with International Financial Reporting Standards as issued by the International Accounting Standards Board (this information is not prepared in accordance with U.S. GAAP or Regulation S-X under the Securities Act).

All forecast financial information included in this Exhibit should be read in conjunction with “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this Exhibit.

AAS Pro Forma Historical and Forecast Financial Information

Prior to the closing date (if any) for the Offer, Genworth Australia will become the new holding company for Genworth Financial’s Australian mortgage insurance business through the implementation of a reorganization plan (the “Reorganization”). The pro forma historical consolidated financial information for Genworth Australia provided below reflects the impact of the Reorganization and the Offer.

The forecast information provided below (the “Forecast Financial Information”) has been prepared by Genworth Australia based on an assessment of economic and operating conditions and a number of best estimate assumptions regarding future events as set out below. The Forecast Financial Information is intended to assist readers in assessing the reasonableness and likelihood of the assumptions occurring and is not intended to be a representation that the assumptions will be realized.

The directors of Genworth Australia believe that the Forecast Financial Information has been prepared with due care and attention, and consider all best estimate assumptions to be reasonable at the time of preparing such Forecast Financial Information. However, this information is not fact and readers are cautioned not to place undue reliance on the Forecast Financial Information.

Readers should be aware that the timing of actual events and the magnitude of their impact might differ from what is assumed in preparing the Forecast Financial Information and that this may have a material negative effect on Genworth Australia’s actual financial performance or financial position. In addition, the assumptions on which the Forecast Financial Information are based are by their nature subject to significant uncertainties and contingencies, many of which will be outside the control of Genworth Australia and its directors and are not reliably predictable. Forecast Financial Information should be read together with the material assumptions and all other information set out in this Exhibit. Accordingly, none of Genworth Australia, its directors or any other person can give readers any assurance that the outcomes discussed in the Forecast Financial Information will arise.

In preparing the Forecast Financial Information, the following specific assumptions have been adopted:

•	Economic growth in Australia, as measured by gross domestic product (“GDP”), remains stable, with an expected GDP growth rate of 2.6% in 2014.

•	The unemployment rate averages 6.1% over the course of 2014.

•	The Reserve Bank of Australia will hold the official cash rate of 2.5% constant through 2014.

•	The mortgage origination market in Australia is expected to grow by approximately 10%, resulting from estimated overall system credit growth of between 4% and 6%. The high loan-to-value ratio (“HLVR”) loan market is assumed to be stable.

•	The recent trend of house price appreciation continues with a forecast for modest growth of 3% from December 31, 2013 to December 31, 2014.

•	No premium rate increases forecast for 2014.

•	Average salary costs during the year ended December 31, 2014 are assumed to increase by 4.5% from the year ended December 31, 2013.

•	2014 dividend payout ratio of 55% of Underlying NPAT, which is within the target dividend payout ratio range of 50 – 70% of Underlying NPAT. Dividends are expected to be paid in February and August of each year. Assumed dividend payable in August 2014 in respect of earnings on the first half of 2014 will be pro rata for the number of days in the half from the completion of the Offer. Actual dividends will be subject to business performance, market conditions and ensuring regulatory requirements are met.

The table below shows certain pro forma consolidated historical financial information and key performance metrics for Genworth Australia’s business for 2013, as well as forecast metrics for 2014.

	Years Ended December 31,
(AUD million, unless otherwise noted)	2013 (Pro Forma)		2014 (Pro Forma Forecast)
Flow New Insurance Written (“NIW”) (AUD billion)	34.4		33.8
Net Earned Premium(1)	397.9		440.2
Net Profit After Tax (“NPAT”)	179.4		231.1
Underlying NPAT(2)	220.9		231.1
Total Assets	4,009.7
Total Liabilities	1,798.9
Total Equity	2,210.9
Key Metrics
Loss Ratio(3)	32.1%		30.2%
Expense Ratio(4)	27.4%		27.6%
Prescribed Capital Amount (“PCA”) Coverage (Level 2) Ratio(5)	1.50	x
Underlying Return on Equity (“Underlying ROE”)(6)	10.4%		10.2%

(1)	Net Earned Premium is calculated as the difference between gross earned premium and outward reinsurance expense.
(2)	Underlying NPAT is calculated as NPAT excluding the after-tax impact of unrealized investment gains/(losses) on the investment portfolio. The unrealized investment loss was AUD 59.3 million for the year ended December 31, 2013. The Forecast Financial Information specifically excludes any amounts in relation to unrealized movements in the market values of investments given the inherent difficulty in estimating mark-to-market gains and losses. Notwithstanding such difficulty, readers should be aware that such mark-to-market gains and losses have had a material impact on the pro forma historical consolidated financial information and may have a material impact on future results.
(3)	The Loss Ratio is calculated by dividing the net claims incurred by the net earned premium.
(4)	The Expense Ratio is calculated by dividing the sum of the acquisition costs and the other underwriting expenses by the net earned premium.
(5)	PCA Coverage Ratio is calculated by dividing the capital base by the prescribed capital amount. The

Board of Genworth Australia has adopted a target PCA Coverage Ratio range of 1.32x – 1.44x, which it believes is prudent and appropriate. The PCA Coverage Ratio at which Genworth Australia operates will vary depending on a number of factors, including business and macroeconomic conditions and the requirements of regulators and rating agencies.
(6)	Underlying ROE is calculated by dividing Underlying NPAT by the average of the opening and closing equity balance for each financial year excluding the impact of after-tax changes to the cash and investment balance on the balance sheet.

Underlying NPAT, Loss Ratio, Expense Ratio and Underlying ROE are non-AAS financial measures and have not been prepared in accordance with the recognition or measurement principles within AAS. Genworth Australia believes these measures provide information that is useful to readers in understanding its performance, facilitates the comparison of results from period to period, and presents widely used industry performance measures. However, these non-AAS financial measures do not have a standardized meaning prescribed by AAS and therefore may not be comparable to similarly titled measures presented by other entities and should not be construed as an alternative to other financial measures determined in accordance with AAS. Although Genworth Australia believes these non-AAS financial measures provide useful information to users in measuring the financial performance and condition of its business, readers are cautioned not to place undue reliance on any non-AAS financial measures presented.

Selected Discussion and Analysis of the Forecast Financial Information Compared with Pro Forma Historical Financial Information

New Insurance Written: Genworth Australia is forecasting system credit growth of between 4% and 6% for the year ended December 31, 2014 (“FY2014F”). As a result, Genworth Australia expects total residential mortgage originations to increase by approximately 10% in FY2014F. Genworth Australia expects that this increase will result from increased residential mortgage loan originations by its lender customers, including investment property loans, consistent with increased investment property loan originations experienced in the second half of 2013.

From an NIW perspective, Genworth Australia estimates that it had approximately 45% of the lender’s mortgage insurance (“LMI”) market for the 12 months ended December 31, 2013 (“FY2013”). Genworth Australia is forecasting a modest decline in its share of the HLVR market in FY2014F. The Forecast Financial Information assumes that Genworth Australia will renew the lender customer supply and service contracts that are expiring during FY2014F. Market share is estimated by Genworth Australia’s management based on the market for LMI provided by external LMI providers and LMI subsidiaries but excludes the retention of risk by lenders and other forms of risk mitigation or risk transfer by lenders in relation to the credit risk of residential mortgage loans.

Genworth Australia expects that these factors will result in a decrease of AUD 0.6 million (2%) in Flow NIW from AUD 34.4 billion in FY2013 to AUD 33.8 billion in FY2014F.

Gross Earned Premium: Gross earned premium is forecast to increase by AUD 45 million (10%) in FY2014F, from AUD 471 million in FY2013 to AUD 516 million. This expected increase is a result of the seasoning of the recent larger book years. The increase of AUD 45 million is driven by an AUD 12 million reduction in the contribution from the 2010 and prior book years, and an AUD 57 million increase in the contribution for the 2011 and later book years. Given the nature of the revenue recognition from unearned premium, 78% of the forecast 2014 gross earned premium is expected to be earned from the 2013 and prior book years, with the remaining 22% expected to be derived by NIW in FY2014F.

Outwards Reinsurance Premium Expense: Outwards reinsurance expense is expected to increase by AUD 2 million (3%) from AUD 74 million in FY2013 to AUD 76 million in FY2014F, reflecting a full year of the higher premium rate from the new 2013 reinsurance treaty.

Net Claims Incurred: Net claims incurred is a function of net claims paid and the movement in claims reserve. Net claims incurred is forecast to increase in FY2014F to a total of AUD 133 million from AUD 128 million in FY2013. Genworth Australia’s Loss Ratio is expected to decline to 30.2% compared with 32.1% in FY2013. The increase in net claims incurred is expected to result from the changes in net claims paid and movement in the claims reserve as discussed below:

•	Net claims paid: Net claims paid is expected to decrease 30% during FY2014F. The average claim payment is expected to decrease from AUD 77,800 in FY2013 to AUD 72,000 in FY2014F. This is expected to be a result of:

•	Higher house prices that were experienced in FY2013 and a forecast continuation of positive house price appreciation in 2014 which is expected to result in higher selling prices for houses;

•	The current relatively low interest rate environment is expected to lead to lower levels of accrued interest on delinquent residential mortgage loans;

•	The recent improvement in the property market is expected to continue with the expectation of shorter times to sell properties and consequently lower levels of accrued interest on delinquent residential mortgage loans; and

•	The expected positive impact of the strengthening of Genworth Australia’s underwriting guidelines from 2009 resulting in the higher quality book years written post 2009 forming an increasingly larger portion of the in-force portfolio.

Movement in Claims Reserve: The FY2014F assumptions with respect to movements in claims reserves have regard to both recent historical performance of new delinquencies and the level of natural cures (where the insured loan is no longer delinquent) and rescissions (where LMI is recinded), as well as the forecast volume of claims that are to be paid. The small net increase to claims reserves of AUD 2 million in FY2014F compares to a release of claims reserves of AUD 61 million in FY2013 and the key drivers of this expected change are:

•	The FY2013 result was driven predominantly by a significant reduction in the change in the number of outstanding delinquencies during the year, which fell by 871 from 5,851 at the beginning of the year to 4,980 as at December 31, 2013;

•	In FY2014F, the number of delinquencies is expected to increase by 24 as at December 31, 2014, to 5,004. This represents a delinquency rate of 0.33%; and

•	Overall, between FY2013 and FY2014F, there is not expected to be any material change to the average reserve per delinquency that is held (AUD 38,600 in FY2013 to AUD 38,700 in FY2014F).

The relatively stable outcome that is assumed over FY2014F is expected to be underpinned by a further seasoning of the 2009 and prior book years and a lower level of delinquency development from the post 2009 book years.

Differences Between Genworth Australia’s Reporting Under AAS and Genworth Financial’s Reporting Under U.S. GAAP

Genworth Australia’s financial statements are prepared in accordance with the recognition and measurement principles of AAS and reported in Australian dollars. Genworth Financial’s consolidated financial statements and financial information with respect to the Global Mortgage Insurance Division and the Australian mortgage insurance business contained in its filings with the U.S. Securities and Exchange Commission are prepared in accordance with U.S. GAAP, are reported in U.S. dollars and reflect certain consolidating (e.g., taxes and Genworth Financial corporate expenses) and foreign currency adjustments. In addition, AAS differs in various significant respects from U.S. GAAP. These adjustments and differences include, but are not limited to:

•	Loss Reserves. Under AAS, loss reserves include an actuarially determined risk margin to allow for an uncertainty in the ultimate cost of claims. To determine the risk margin, Genworth Australia’s appointed actuary reviews the factors impacting the portfolio to establish a recommended margin at the level required by the applicable regulator and management of Genworth Australia. Under U.S. GAAP, loss reserves do not incorporate a provision for the risk margin.

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Investments. Under AAS, investments are initially recognized at fair value and subsequently remeasured to fair value at each reporting period. Any resultant unrealized investment gains and losses are recognized in the statement of comprehensive income as financial income. Under U.S.

GAAP, investments are classified as available-for-sale and recorded at fair value, with any unrealized investment gains and losses, net of taxes, included in a separate component of accumulated other comprehensive income (loss) in stockholders’ equity.

•	Deferred Acquisition Costs (“DAC”). Under AAS, acquisition costs that can be deferred include costs that relate directly to the acquisition of insurance policies and include certain costs that may not be directly attributable to the successful issuance of a policy. Under U.S. GAAP, only acquisition costs that are related directly to the successful acquisition of new and renewal insurance policies can be deferred. Therefore, fewer costs can be capitalized as DAC under U.S. GAAP.

•	Foreign Currency Translation. Under U.S. GAAP, the financial results of Genworth Australia are reported in U.S. dollars, after having been translated from the functional currency used in compiling the AAS results. The assets and liabilities of Genworth Australia are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Translation adjustments are included as a separate component of accumulated other comprehensive income (loss) under U.S. GAAP. Revenues and expenses of Genworth Australia are translated into U.S. dollars at the average rates of exchange during the period of the transaction.

•	Taxes. Genworth Australia’s U.S. GAAP results include the impact of U.S. shareholder level taxes, and this could give rise to a different effective tax rate under U.S. GAAP than the effective tax rate under AAS results.

•	Genworth Financial Corporate Expenses. Under U.S. GAAP segment reporting, Genworth Financial allocates a portion of certain corporate overhead expenses related to the general management of Genworth Financial to its Australian mortgage insurance business. These costs are not billed to Genworth Australia and are not included in Genworth Australia’s financial statements prepared in accordance with AAS.

Genworth Australia’s Lender Customer Commercial Relationships

Genworth Australia has commercial relationships with a number of lender customers. Genworth Australia’s commercial relationships with its top five lender customers by gross written premium (“GWP”) span several decades.

Genworth Australia is party to formal supply and service contracts with seven of its top ten lender customers by NIW and eight of its top ten lender customers by GWP for FY2013. This includes supply and service contracts with each of Genworth Australia’s top three lender customers by NIW and GWP for FY2013. Each of the supply and service contracts with these three lender customers requires that, if the lender customer purchases LMI in respect of specified types of residential mortgage loans in respect of certain distribution channels, it be purchased from Genworth Australia (subject, in the case of each supply and service contract, to specified exceptions).

Genworth Australia’s top three lender customers accounted for approximately 55% of Genworth Australia’s NIW and 66% of its GWP in FY2013 and its largest lender customer accounted for approximately 34% of its NIW and 43% of its GWP in FY2013.

Genworth Australia’s Dividend Policies and Capital Management

The Australian Prudential Regulation Authority’s (“APRA”) Prudential Standard GPS 110 requires that general insurers obtain APRA’s written consent prior to making any planned reductions in capital. Reductions in capital include, but are not limited to, payment of dividends on ordinary shares that exceeds a general insurer’s after-tax earnings (after including any payments on more senior capital instruments); a share buy-back; redemption, repurchase or repayment of any qualifying Tier 1 Capital or Tier 2 Capital instruments issued by the general insurer; and certain trading in the general insurer’s own shares.

The Board of Genworth Australia has adopted a target PCA Coverage Ratio range of 1.32x – 1.44x, which it believes is prudent and appropriate. This target replaces the previously disclosed target to exceed 1.35x, which had been disclosed in February by Genworth Financial. The PCA Coverage Ratio at which Genworth Australia operates will vary depending on a number of factors, including business and macroeconomic conditions and the requirements of regulators and rating agencies.

The first dividend in respect of earnings from completion of the Offer to June 30, 2014 is expected to be paid in August 2014 subject to business performance, market conditions and ensuring regulatory requirements are met. Any dividend paid in August in respect of earnings on the first half of 2014 will be pro-rata for the number of days in the half from the completion of the Offer. The Board of Genworth Australia has determined a target dividend payout ratio range of between 50-70% of Underlying NPAT.

To the extent Genworth Australia has capital above its internal and regulatory capital requirements, the Board of Genworth Australia will consider a range of options and currently has a preference to return excess capital to shareholders, subject to regulatory approvals and market conditions.

Proceeds of the Offer to Genworth Financial

Genworth Australia will use the net proceeds from the Offer to repay intragroup funding arrangements with Genworth Financial and its subsidiaries. Genworth Australia and its subsidiaries will not retain any net proceeds from the Offer. The amount of net proceeds received by Genworth Financial from the Offer will be determined based on the number of shares offered and the price per share received, as determined by agreement between Genworth Financial and the joint lead managers of the Offer, less fees and expenses incurred in connection with the Offer.

Additional Information with respect to U.S. GAAP Net Operating Income

Excluding the impact of the Offer, Genworth Financial currently anticipates (consistent with its February disclosures) net operating income in 2014 for its Global Mortgage Insurance Division, on a U.S. GAAP basis, to be relatively flat as compared to 2013, as a result of factors, including U.S. tax benefits, foreign exchange rates and loss performance within the Global Mortgage Insurance Division. Net operating income in 2014 for the Australian mortgage insurance business, on a U.S. GAAP basis, is currently anticipated to be lower as compared to 2013 due to lower U.S. tax benefits and lower foreign exchange rates, offset by continued solid loss performance. We currently anticipate the loss ratio for the Australian mortgage insurance business for 2014 will be at the lower end of the previously disclosed anticipated loss ratio range of 30-40%, reflecting trends recently observed.

Cautionary Note Regarding Forward-Looking Statements

This Exhibit contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including, but not limited to, the following:

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Risks relating to our businesses, including downturns and volatility in global economies and equity and credit markets; downgrades or potential downgrades in our financial strength or credit ratings; interest rate fluctuations and levels; adverse capital and credit market conditions; the valuation of fixed maturity, equity and trading securities; defaults or other events impacting the value of our fixed maturity securities portfolio; defaults on our commercial mortgage loans or the mortgage loans underlying our investments in commercial mortgage-backed securities and volatility in performance; availability, affordability and adequacy of reinsurance; defaults by counterparties to reinsurance arrangements or derivative instruments; an adverse change in risk-based capital and other regulatory requirements; insufficiency of reserves and required increases to reserve liabilities; legal constraints on dividend distributions by our subsidiaries; competition, including from government-owned and government-sponsored enterprises (“GSEs”) offering mortgage insurance; loss of key distribution partners; regulatory restrictions on our operations and changes in applicable laws and regulations; legal or regulatory investigations or actions; the failure of or any compromise of the security of our computer systems and confidential information contained therein; the occurrence of natural or man-made disasters or a pandemic; the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act; ineffective or inadequate risk management program; changes in accounting and reporting standards; goodwill impairments; impairments of or valuation allowances against our deferred tax assets; significant deviations from our assumptions in our insurance policies and annuity contracts; accelerated amortization of deferred acquisition costs and present value of future profits; ability to increase premiums on in-force and future long-term care insurance products, including any current rate actions and any future rate actions; the failure of demand for life insurance, long-term care insurance and fixed annuity products to increase; medical advances, such as genetic research and diagnostic imaging, and related legislation; ability to continue to implement actions to mitigate the impact of statutory reserve requirements; political and economic instability or changes in government policies; fluctuations in foreign currency exchange rates and international securities markets; the significant portion of our international mortgage insurance risk in-force with high loan-to-value ratios; increases in U.S. mortgage insurance default rates; failure to meet, or have waived to the extent needed, our U.S. mortgage insurance subsidiaries’ minimum statutory capital requirements and hazardous financial condition standards; the influence of Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and a small number of large mortgage lenders and investors and changes to the role or structure of Fannie Mae and Freddie Mac; failure to meet the revised GSE eligibility standards; ability to realize the benefits of our rescissions and curtailments; the extent to which loan modifications and other similar programs may provide benefits to us; deterioration in economic conditions or a decline in home prices in the United States; problems associated with foreclosure process defects in the United States that may defer claim payments; decreases in the volume of HLVR mortgage originations or increases in mortgage insurance cancellations in the United States; increases in the use of alternatives to private mortgage insurance in the United States and reductions by lenders in the level of coverage they select; the impact of the use of reinsurance with reinsurance companies affiliated with our U.S. mortgage lending customers; and potential liabilities in connection with our U.S. contract underwriting services;

•	Other risks, including the risk that the anticipated benefits of the expense reduction announced are not realized and we may lose key personnel related to actions like this as well as general uncertainty in the timing of our turnaround; adverse market or other conditions might further delay or impede the planned initial public offering of our mortgage insurance business in Australia; the possibility that in certain circumstances we will be obligated to make payments to General Electric Company (“GE”) under the tax matters agreement with GE even if our corresponding tax savings are never realized and payments could be accelerated in the event of certain changes in control; and provisions of our certificate of incorporation and bylaws and the tax matters agreement with GE may discourage takeover attempts and business combinations that stockholders might consider in their best interests;

•	Risks relating to our common stock, including the suspension of dividends and stock price fluctuations; and

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Risks relating to Genworth Australia, including deterioration in macroeconomic conditions; interest rate rises; adverse legislative or regulatory changes, including potential changes to government policy and legislation, changes to prudential regulation of general insurance companies and LMI providers, changes in government policy, legislation or regulation arising from the Australian government’s financial system inquiry, and Australian tax risks; reduction in premium revenue, including concentrated lending market and lender customer base increases impacting the loss of lender customers, new competitors or increased competition from the Australian LMI market, reduction in volume of LMI purchased by lender customers, reduction in use of LMI or residential mortgage-backed security issuances, cessation of supply and service contracts, reduction in LMI volumes or profitability under renegotiated supply and service contracts, restrictions on Genworth Australia increasing premium rates, lender customers retaining a greater level of risk, lenders introducing systems which allow case-by-case decisions on LMI, changes to unearned premium reserve and revenue recognition, declines in volumes of loan originations, particularly high loan-to-value ratio loans and geographic concentration; volatility or deterioration of financial income; higher claims expense resulting from pricing that may not fully reflect actual claims costs, actuarial assumptions that may be materially incorrect, claims reserves that may be inadequate, capital benefits provided by reinsurance treaties that may be eliminated or reduced, natural or man made disasters that may affect business performance and lender customer underwriting standards that may deteriorate; reinsurance counterparties may fail to pay claims; key reinsurance treaties may not be renewed, may be terminated or the credit quality of reinsurers may deteriorate; additional reinsurance premium risk; APRA supervision and capital requirements; increase in LMI policies insured by Genworth Australia; ratings may be downgraded; loss of key personnel; lack of business diversification; enterprise risk management practices may not be effective; operational and systems risk; information technology systems may break down; balance sheet and market risk associated with Genworth Australia’s investment portfolio; the relationship between Genworth Australia and Genworth Financial and rights under the shareholder agreement, policies, practices and core systems; services to be provided by Genworth Financial; adverse developments to Genworth Financial that may adversely affect Genworth Australia; no prior market for the Shares; non-payment of dividends; market risk; issuances of additional shares; risks related to financial projections; and the need to increase reserves that may adversely impact performance during FY2014F.

Without limiting the foregoing cautionary information, the Forecast Financial Information is sensitive to a number of macroeconomic factors which individually and collectively can both positively and negatively impact profitability. These factors will not generally move in isolation, with interest rates in particular being a function of Reserve Bank of Australia policy in response to macroeconomic conditions.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This Exhibit is not intended for circulation or distribution into Australia and does not constitute a prospectus or an offer to sell, or a solicitation of an offer to buy, any Shares in Australia, the United States or any other jurisdiction. If Genworth Financial decides to proceed with an Offer, a prospectus will be filed with the Australian Securities and Investments Commission and made available to eligible investors. Eligible investors in Australia and New Zealand who wish to apply to acquire Shares will need to complete an application form that will be in or will accompany the prospectus for the Offer. The Shares referred to in this Exhibit have not been and will not be registered under the Securities Act and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.